Ex 99.2

First Quarter 2011

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2010 and in subsequent filings with the SEC; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects on the financial markets of the economic stabilization actions of the U.S government, U.S. Treasury, Federal Reserve and other governmental and regulatory bodies; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness or the responsibility for limited recourse guarantees; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including the timing and volume of condominium sales; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and buyers of the Company’s for-sale condominium homes and development locations; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the Equal Rights Center and the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnership in which it has partial interests; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

Supplemental Financial Data	2 | Page

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	Three months ended March 31,
	2011	2010
Revenues
Rental	$69,093	$65,134
Other property revenues	4,222	3,726
Other	216	283

Total revenues	73,531	69,143

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	32,617	33,491
Depreciation	18,752	18,471
General and administrative	4,116	4,676
Investment and development (1)	478	602
Other investment costs (1)	494	669

Total expenses	56,457	57,909

Operating income	17,074	11,234

Interest income	92	169
Interest expense	(14,475)	(12,613)
Amortization of deferred financing costs	(647)	(833)
Net gains on condominium sales activities (2)	744	948
Equity in income of unconsolidated real estate entities, net	209	123
Other income (expense)	16	(155)

Net income (loss)	3,013	(1,127)
Noncontrolling interests - consolidated real estate entities	11	(61)
Noncontrolling interests - Operating Partnership	1	11

Net income (loss) attributable to the Company	3,025	(1,177)
Dividends to preferred shareholders	(1,689)	(1,890)
Preferred stock redemption costs	(1,757)	(8)

Net loss attributable to common shareholders	$(421)	$(3,075)

Per common share data - Basic (3)
Net loss attributable to common shareholders	$(0.01)	$(0.06)

Weighted average common shares outstanding - basic	49,041	48,370

Per common share data - Diluted (3)
Net loss attributable to common shareholders	$(0.01)	$(0.06)

Weighted average common shares outstanding - diluted	49,041	48,370

See Notes to Consolidated Financial Statements on page 6

Supplemental Financial Data	3 | Page

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended March 31,
	2011	2010
Net loss attributable to common shareholders	$(421)	$(3,075)
Noncontrolling interests - Operating Partnership	(1)	(11)
Depreciation on consolidated real estate assets, net (4)	18,404	18,002
Depreciation on real estate assets held in unconsolidated entities	359	354
Gains on sales of condominiums	(744)	(948)
Incremental gains on condominium sales (5)	744	722

Funds from operations available to common shareholders and unitholders (A)	$18,341	$15,044

Funds from operations available to common shareholders and unitholders (A)	$18,341	$15,044
Annually recurring capital expenditures	(2,127)	(2,578)
Periodically recurring capital expenditures (6)	(1,292)	(551)
Non-cash straight-line adjustment for ground lease expenses	128	281
Preferred stock redemption costs	1,757	8

Adjusted funds from operations available to common shareholders and unitholders (7) (B)	$16,807	$12,204

Per Common Share Data - Basic
Funds from operations per share or unit, as defined (A÷C)	$0.37	$0.31
Adjusted funds from operations per share or unit (7) (B÷C)	$0.34	$0.25
Dividends declared	$0.20	$0.20
Weighted average shares outstanding	49,194	48,557
Weighted average shares and units outstanding (C)	49,365	48,731

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷D)	$0.37	$0.31
Adjusted funds from operations per share or unit (7) (B÷D)	$0.34	$0.25
Dividends declared	$0.20	$0.20
Weighted average shares outstanding (8)	49,581	48,665
Weighted average shares and units outstanding (8) (D)	$49,752	48,838

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

Supplemental Financial Data	4 | Page

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Real estate assets
Land	$285,005	$285,005
Building and improvements	2,030,629	2,028,580
Furniture, fixtures and equipment	242,507	240,614
Construction in progress	34,709	25,734
Land held for future investment	69,775	72,697

	2,662,625	2,652,630
Less: accumulated depreciation	(711,111)	(692,514)
For-sale condominiums	75,986	82,259

Total real estate assets	2,027,500	2,042,375
Investments in and advances to unconsolidated real estate entities	7,533	7,671
Cash and cash equivalents	8,292	22,089
Restricted cash	4,855	5,134
Deferred charges, net	11,443	8,064
Other assets	28,724	29,446

Total assets	$2,088,347	$2,114,779

Liabilities and equity
Indebtedness	$1,036,770	$1,033,249
Accounts payable and accrued expenses	62,483	66,977
Investments in unconsolidated real estate entities	15,558	15,384
Dividends and distributions payable	9,977	9,814
Accrued interest payable	11,123	5,841
Security deposits and prepaid rents	9,182	10,027

Total liabilities	1,145,093	1,141,292

Redeemable common units	6,695	6,192

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 0 and 1,983 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	—	20
Common stock, $.01 par value, 100,000 authorized:
49,787 and 48,926 shares issued and 49,787 and 48,913 shares outstanding at March 31, 2011 and December 31, 2010, respectively	497	489
Additional paid-in-capital	939,206	965,691
Accumulated earnings	—	4,577

	939,712	970,786
Less common stock in treasury, at cost, 96 and 108 shares at March 31, 2011 and December 31, 2010, respectively	(3,281)	(3,696)

Total Company shareholders’ equity	936,431	967,090
Noncontrolling interests - consolidated real estate entities	128	205

Total equity	936,559	967,295

Total liabilities and equity	$2,088,347	$2,114,779

See Notes to Consolidated Financial Statements on page 6

Supplemental Financial Data	5 | Page

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs include land carry costs, primarily property taxes and assessments.

2)	A summary of revenues and costs and expenses of condominium activities for the three months ended March 31, 2011 and 2010 is as follows:

	Three months ended March 31,
	2011	2010
Condominium revenues	$13,675	$1,840
Condominium costs and expenses	(12,931)	(892)

Net gains on sales of condominiums	$744	$948

3)

Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly-owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., also a wholly-owned subsidiary of the Company, owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of March 31, 2011, there were 49,958 units of the Operating Partnership outstanding, of which 49,787, or 99.7%, were owned by the Company.

4)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

5)

For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP. For conversion projects sold out in 2010, the Company recognized accounting gains under GAAP to the extent that net sales proceeds from the sale of condominium units exceeded the Company’s net GAAP basis and related expenses. For FFO purposes, the Company recognized incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeded the “transfer price.” The transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflected the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

6)	Excludes approximately $4,895 for the three months ended March 31, 2010 of periodically recurring capital expenditures related to the Company’s exterior remediation project that was completed in 2010.

7)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $150 and $351 for the three months ended March 31, 2011 and 2010, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

8)

Diluted weighted average shares and units include the impact of dilutive securities totaling 387 and 108 for the three months ended March 31, 2011 and 2010, respectively. These dilutive securities were antidilutive to the computation of income (loss) per share, as the Company reported a net loss attributable to common shareholders for these periods under generally accepted accounting principles. Additionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 153 and 187 for the three months ended March 31, 2011 and 2010, respectively, for the computation of funds (deficit) from operations per share. Such non-vested shares and units are considered in the income (loss) per share computations under generally accepted accounting principles using the “two-class method.”

Supplemental Financial Data	6 | Page

SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 20 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 24 for a year-to-date margin analysis. The operating performance and capital expenditures of the 46 communities containing 16,688 apartment units which were fully stabilized as of January 1, 2010, are summarized in the table below.

	Three months ended March 31,
	2011	2010	% Change
Revenues:
Rental and other revenue	$61,205	$59,201	3.4%
Utility reimbursements	2,032	1,842	10.3%

Total rental and other revenues	$63,237	$61,043	3.6%

Property operating and maintenance expenses:
Personnel expenses	6,221	6,139	1.3%
Utility expense	3,960	3,661	8.2%
Real estate taxes and fees	8,585	8,799	(2.4)%
Insurance expenses	977	1,092	(10.5)%
Building and grounds repairs and maintenance (1)	3,438	3,772	(8.9)%
Ground lease expense (2)	298	668	(55.4)%
Other expenses	1,808	1,742	3.8%

Total property operating and maintenance expenses (excluding depreciation and amortization)	25,287	25,873	(2.3)%

Same store net operating income	$37,950	$35,170	7.9%

Same store net operating income margin	60.0%	57.6%	2.4%

Capital expenditures (3)
Annually recurring:
Carpet	$644	$605	6.4%
Other	1,363	1,932	(29.5)%

Total annually recurring	2,007	2,537	(20.9)%
Periodically recurring (4)	886	5,071	(82.5)%

Total capital expenditures (A)	$2,893	$7,608	(62.0)%

Total capital expenditures per unit (A ÷ 16,688 units)	$173	$456	(62.1)%

Average monthly rental rate per unit (5)	$1,243	$1,215	2.3%

Gross turnover (6)	46.8%	46.9%	(0.1)%

Net turnover (7)	41.3%	40.7%	0.6%

1)	Building and grounds repairs and maintenance includes $0 and $60 for the three months ended March 31, 2011 and 2010, respectively, related to exterior painting of communities.
2)	Ground lease expense reflects the cessation of ground lease expenses at the Company’s Pentagon Row™ community, effective October 1, 2010.
3)

See Table 5 on page 25 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

4)

Periodically recurring capital expenditures included $4,895 for the three months ended March 31, 2010 related to the Company’s exterior remediation project that was completed in 2010. Periodically recurring capital expenditures included $87 and $76 for the three months ended March 31, 2011 and 2010, respectively, related to the Company’s “resident design center” program.

5)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 21 for further information.

6)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
7)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.

Supplemental Financial Data	7 | Page

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of First Quarter of 2011 to First Quarter of 2010

(Increase (decrease) between periods)

	Three months ended March 31, 2011
Market	Revenues (1)	Expenses (1)	NOI (1)	Average Economic Occupancy
Atlanta	3.5%	(0.2)%	6.5%	(0.1)%
Washington, D.C.	3.2%	(15.4)%	14.7%	(0.2)%
Dallas	4.4%	1.0%	7.2%	0.6%
Tampa	2.6%	(2.9)%	6.2%	0.2%
Charlotte	2.7%	(4.0)%	7.2%	1.3%
New York	4.0%	4.4%	3.6%	(0.9)%
Houston	3.8%	8.7%	0.1%	3.8%
Orlando	6.0%	(6.0)%	15.7%	0.3%
Austin	2.6%	2.7%	2.5%	(0.6)%

Total	3.6%	(2.3)%	7.9%	0.3%

1)	See Table 2 on page 21 for a reconciliation of these components of same store net operating income and Table 1 on page 20 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

Market	Apartment Units	% of NOI Three months ended March 31, 2011	Average Economic Occupancy (1)		Physical Occupancy at March 31, 2011 (2)	Average Rental Rate Per Unit Three Months Ended March 31, 2011 (3)
			Three months ended March 31,
			2011	2010
Atlanta	5,407	28.2%	96.0%	96.1%	95.4%	$1,092
Washington, D.C.	1,905	18.9%	93.9%	94.1%	94.1%	1,830
Dallas	3,797	17.9%	94.2%	93.6%	94.2%	1,045
Tampa	2,111	13.1%	97.7%	97.5%	96.5%	1,205
Charlotte	1,388	7.0%	94.7%	93.4%	93.3%	1,018
New York	337	4.9%	92.7%	93.6%	93.5%	3,672
Houston	837	4.3%	95.8%	92.0%	96.2%	1,174
Orlando	598	3.9%	97.2%	96.9%	94.5%	1,336
Austin	308	1.8%	96.4%	97.0%	97.4%	1,301

Total	16,688	100.0%	95.3%	95.0%	94.9%	$1,243

1)

The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 94.4% and 93.5% for the three months ended March 31, 2011 and 2010, respectively. For the three months ended March 31, 2011 and 2010, net concessions were $384 and $699, respectively, and employee discounts were $184 and $181, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 21 for further information.

Supplemental Financial Data	8 | Page

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results

	Three months ended
	March 31, 2011	December 31, 2010	% Change
Rental and other revenue	$61,205	$60,383	1.4%
Utility reimbursements	2,032	1,951	4.2%

Total rental and other revenues	$63,237	$62,334	1.4%

Personnel expenses	6,221	5,930	4.9%
Utility expense	3,960	3,741	5.9%
Real estate taxes and fees	8,585	7,414	15.8%
Insurance expenses	977	819	19.3%
Building and grounds repairs and maintenance (1)	3,438	3,843	(10.5)%
Ground lease expense	298	340	(12.4)%
Other expenses	1,808	1,736	4.1%

Total property operating and maintenance expenses (excluding depreciation and amortization)	25,287	23,823	6.1%

Same store net operating income (2)	$37,950	$38,511	(1.5)%

Average economic occupancy	95.3%	95.1%	0.2%

Average monthly rental rate per unit	$1,243	$1,235	0.7%

1)	Building and grounds repairs and maintenance includes $0 and $254 for the three months ended March 31, 2011 and December 31, 2010, respectively, related to exterior painting of communities.
2)	See Table 2 on page 21 for a reconciliation of these components of same store net operating income and Table 1 on page 20 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of First Quarter of 2011 to Fourth Quarter 2010

(Increase (decrease) between periods)

Market	Revenues (1)	Expenses (1)	NOI (1)	Average Economic Occupancy
Atlanta	1.5%	8.0%	(2.8)%	0.5%
Washington, D.C.	0.0%	(4.2)%	2.1%	(0.6)%
Dallas	2.6%	8.4%	(1.6)%	0.1%
Tampa	2.0%	8.1%	(1.3)%	1.1%
Charlotte	1.3%	3.0%	0.3%	(0.5)%
New York	(1.1)%	0.3%	(2.3)%	(2.1)%
Houston	2.0%	17.1%	(7.8)%	1.8%
Orlando	1.9%	11.1%	(3.4)%	0.3%
Austin	3.7%	9.6%	(0.4)%	2.1%

Total	1.4%	6.1%	(1.5)%	0.2%

1)	See Table 2 on page 21 for a reconciliation of these components of same store net operating income and Table 1 on page 20 for a reconciliation of same store net operating income to GAAP net income.

Supplemental Financial Data	9 | Page

DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at March 31, 2011 - Consolidated

		Percentage	Weighted Average Rate (1) March 31,
Type of Indebtedness	Balance	of Total	2011	2010
Unsecured fixed rate senior notes	$385,412	37.2%	5.5%	6.4%
Secured fixed rate notes	647,348	62.4%	5.7%	5.7%
Unsecured lines of credit	4,010	0.4%	2.5%	1.0%

	$1,036,770	100.0%	5.6%	5.9%

	Balance	Percentage of Total Debt	Weighted Average Maturity of Total Debt (2)
Total fixed rate debt	$1,032,760	99.6%	4.7
Total variable rate debt	4,010	0.4%	2.8

Total debt	$1,036,770	100.0%	4.7

Debt Maturities – Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Avg. Rate on Debt Maturities (1)	Amount	Company Share	Weighted Avg. Rate on Debt Maturities (1)
Remainder of 2011	$12,633		5.3%	$—	$—	—
2012	100,104		5.5%	—	—	—
2013	186,606		6.1%	79,772	27,920	5.8%
2014	192,654	(3)	6.0%	—	—	—
2015	124,205		4.9%	—	—	—
Thereafter	420,568		5.5%	126,723	31,681	5.7%

	$1,036,770		5.6%	$206,495	$59,601	5.7%

Debt Statistics

	Three months ended March 31,
	2011	2010
Interest coverage ratio (4)(5)	2.5x	2.4x
Fixed charge coverage ratio (4)(6)	2.3x	2.1x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	38.9%	39.5%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (7)	40.4%	42.8%

1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at March 31, 2010 are based on the debt outstanding at that date.
2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)	Includes $4,010 outstanding on unsecured lines of credit maturing in 2014.
4)	Calculated for the three months ended March 31, 2011 and 2010.
5)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents net income (loss), before dividends to preferred shareholders, common noncontrolling interests, gains on sales of real estate, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income (loss) and interest expense to consolidated interest expense is included in Table 6 on page 25.

6)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. For purposes of this calculation, net income available for debt service represents net income (loss), before dividends to preferred shareholders, common noncontrolling interest, gains on sales of real estate, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income (loss) and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 6 on page 25.

7)	A computation of the debt ratios is included in Table 7 on page 26.

Supplemental Financial Data	10 | Page

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of March 31, 2011
Consolidated Debt to Total Assets cannot exceed 60%	37%
Secured Debt to Total Assets cannot exceed 40%	23%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	4.9x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.5x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets

As of March 31, 2011
Consolidated debt, per balance sheet (A)	$1,036,770

Total assets, as defined (B) (Table A)	$2,783,112

Computed ratio (A÷B)	37%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$647,348

Computed ratio (C÷B)	23%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,036,770
Total secured debt (C)	(647,348)

Total unsecured debt (D)	$389,422

Total unencumbered assets, as defined (E) (Table A)	$1,908,510

Computed ratio (E÷D)	4.9x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized)

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$155,596

Annual Debt Service Charge, as defined (G) (Table B)	$61,316

Computed ratio (F÷G)	2.5x

Required minimum ratio	1.5x

Supplemental Financial Data	11 | Page

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of March 31, 2011
Total real estate assets	$2,027,500
Add:
Investments in and advances to unconsolidated real estate entities	7,533
Accumulated depreciation	711,111
Other tangible assets	36,968

Total assets for public debt covenant computations	2,783,112
Less:
Encumbered real estate assets	(867,069)
Investments in and advances to unconsolidated real estate entities	(7,533)

Total unencumbered assets for public debt covenant computations	$1,908,510

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge - Annualized (1)

Consolidated income available for debt service	Three months ended March 31, 2011
Net income	$3,013
Add:
Depreciation	18,752
Depreciation (company share) of assets held in unconsolidated entities	359
Amortization of deferred financing costs	647
Interest expense	14,475
Interest expense (company share) of assets held in unconsolidated entities	854
Income tax expense	283
Other non-cash expenses	1,260
Less:
Gains on sales of real estate assets, net	(744)

Consolidated income available for debt service	$38,899

Consolidated income available for debt service (annualized)	$155,596

Annual debt service charge
Consolidated interest expense	$14,475
Interest expense (company share) of assets held in unconsolidated entities	854

Debt service charge	$15,329

Debt service charge (annualized)	$61,316

1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2011 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Supplemental Financial Data	12 | Page

SUMMARY OF APARTMENT COMMUNITIES UNDER CONSTRUCTION

AND LAND HELD FOR FUTURE INVESTMENT

(In millions, except units, square footage and acreage data) - (Unaudited)

Communities Under Construction

Community	Location	Number of Units	Retail Sq. Ft. (1)	Estimated Total Cost	Costs Incurred as of 3/31/2011	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (2)
Post Carlyle Square™ - Phase II	Wash. DC	344	—	$95.0	$24.7	2Q 2012	4Q 2013
Post South Lamar™	Austin, TX	298	8,555	41.7	5.6	3Q 2012	4Q 2013
Post Midtown Square® - Phase III	Houston, TX	124	10,864	21.8	3.7	3Q 2012	4Q 2013

Total		766	19,419	$158.5	$34.0

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

Project	Metro Area	Carrying Value At March 31, 2011 (in thousands)	Estimated Usable Acreage
Alexander	Atlanta, GA	$6,652	2.5
Centennial Park	Atlanta, GA	18,858	5.6
Millennium	Atlanta, GA	2,775	1.0
Spring Hill	Atlanta, GA	2,023	9.1
Frisco Bridges II	Dallas, TX	5,480	5.4
Richmond	Houston, TX	4,420	2.1
Baldwin Park	Orlando, FL	10,101	13.5
Wade	Raleigh, NC	14,298	39.6
Soho Square	Tampa, FL	5,168	4.1

Total Land Held for Future Investment		$69,775	82.9

Supplemental Financial Data	13 | Page

SUMMARY OF CONDOMINIUM PROJECTS

(In Thousands, except unit and square foot data) - (Unaudited)

	The Ritz-Carlton Residences, Atlanta Buckhead		Four Seasons Private Residences, Austin

Project Data
Location	Atlanta, GA		Austin, TX
Ownership interest	100%		100%
Residential square footage	245,539		291,452
Average unit square footage (1)	1,903		1,969
Quarter of first units available	3Q10		2Q10

Units (2)
Closed	9		68
Under contract	9		11
Available for sale	111		69

Total	129		148

		Per Sq. Ft.		Per Sq. Ft.
Quarterly Data
Balance Sheet/Cost Data as of 03/31/11
Condominium book value	$25,749		$50,237
Condominium estimated cost to complete	$2,899		$442
Estimated book value at completion	$28,648	$125	$50,679	$293
Projected total cost (before impairment losses)	$112,000	$456	$138,100	$474

Units Closed as of 03/31/11
Quarter	4		8
Year to date	4		8
Project to date	8		61

Square Footage of Units Closed as of 03/31/11 (1)
Quarter	8,486		16,099
Year to date	8,486		16,099
Project to date	17,173		118,319

Gross Revenue as of 03/31/11
Quarter	$3,380	$398	$10,295	$639
Year to date	$3,380	$398	$10,295	$639
Project to date	$6,887	$401	$73,035	$617

Cash flow from sales as of 03/31/11 (3)
Quarter	$1,364	$161	$7,670	$476
Year to date	$1,364	$161	$7,670	$476
Project to date	$3,458	$201	$58,810	$497

1)	Average square footage information is based on approximate amounts and individual unit sizes may vary.
2)

Represents unit status is as of April 29, 2011. Units “under contract” includes all units currently under contract. However, the Company has experienced contract terminations in these and other condominium projects when units become available for delivery and may experience additional terminations in connection with existing projects. Accordingly, there can be no assurance that condominium units under contract will close.

3)	Amounts represent approximate cash flows from condominium activities beginning in the period of initial closings for each community.

Supplemental Financial Data	14 | Page

CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months ended March 31, 2011 and 2010 is provided below.

	Three months ended March 31,
	2011	2010
Development and acquisition expenditures (1)	$13,887	$16,518
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	139	33
Other community additions and improvements (3) (6)	1,292	5,446
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	2,127	2,578
Corporate additions and improvements	150	351

	$17,595	$24,926

Other Data
Capitalized interest	$432	$2,394

Capitalized development and associated costs (5)	$470	$240

1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.
6)	Periodically recurring expenditures includes $4,895 for the three months ended March 31, 2010 related to the Company’s exterior remediation project that was completed in 2010.

Supplemental Financial Data	15 | Page

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data

Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Biltmore™	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data

	As of March 31, 2011						Three months ended March 31, 2011
Joint Venture Property	Gross Investment in Real Estate (7)	Mortgage Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other
Post Collier Hills® (1)	$54,865	$39,565	(2)	$10,907	$(4,416	)(1)	$622	$(17)
Post Crest® (1)	64,177	46,158	(2)	12,306	(6,867	)(1)	691	(25)
Post Lindbergh® (1)	60,490	41,000	(3)	15,586	(4,275	)(1)	689	(14)
Post Biltmore™	37,091	29,272	(4)	665	1,965		603	(12)
Post Massachusetts Avenue™	69,936	50,500	(5)	7,345	5,568		1,730	277

Total	$286,559	$206,495		$46,809	$(8,025)		$4,335	$209	$212	(6)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 5.83%, requires monthly interest only payments and matures in September 2013. The note is prepayable without penalty beginning in September 2011.
5)	This note bears interest at a fixed rate of 5.82%, requires monthly interest only payments and matures in September 2013. The note is prepayable without penalty beginning in September 2011.
6)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
7)	Represents GAAP basis net book value plus accumulated depreciation.

Supplemental Financial Data	16 | Page

NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

Income Statement Data	Three months ended March 31, 2011	Adjustments		As Adjusted (3)
Rental revenues	$69,093	$(114	)(2)	$68,979
Other property revenues	4,222	77	(2)	4,299
Total rental and other revenues (A)	73,315	(37)		73,278
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	32,617	(3,589	)(2)	29,028

Property net operating income (Table 1) (A-B)	$40,698	$3,552		$44,250

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(2,198)
Assumed property capital expenditure reserve ($300 per unit per year based on 18,563 units)				(1,392)

Adjusted property net operating income				$40,660

Annualized property net operating income (C)				$162,640

Apartment units represented (D)	20,629	(2,066	)(2)	18,563

Other Asset Data	As of March 31, 2011	Adjustments		As Adjusted
Cash & equivalents	$8,292	$—		$8,292
Real estate assets under construction, at cost (4)	34,709	—		34,709
Land held for future investment	69,775	—		69,775
For-sale condominiums	75,986	—		75,986
Investments in and advances to unconsolidated real estate entities (5)	7,533	(7,533	)(5)	—
Restricted cash and other assets	33,579	—		33,579
Cash & other assets of unconsolidated apartment entities (6)	6,146	(4,319	)(6)	1,827

Total (E)	$236,020	$(11,852)		$224,168

Other Liability Data
Indebtedness (7)	$1,036,770	$(11,136	)(7)	$1,025,634
Investments in unconsolidated real estate entities (5)	15,558	(15,558	)(5)	—
Other liabilities (including noncontrolling interests) (8)	92,765	(6,901	)(8)	85,864
Total liabilities of unconsolidated apartment entities (9)	209,717	(149,183	)(9)	60,534

Total (F)	$1,354,810	$(182,778)		$1,172,032

Other Data
	As of March 31, 2011
	# Shares/Units	Stock Price		Implied Value
Liquidation value of preferred shares (G)				$43,392

Common shares outstanding	49,787
Common units outstanding	171

Total (H)	49,958	$39.25		$1,960,852

Implied market value of Company gross real estate assets (I) = (F+G+H-E)				$2,952,108

Implied Portfolio Capitalization Rate (C÷I)				5.5%

Implied market value of Company gross real estate assets per unit (I÷D)				$159.0

Supplemental Financial Data	17 | Page

NET ASSET VALUE SUPPLEMENTAL INFORMATION (CON’T)

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents NOI for the quarter ended March 31, 2011 for properties stabilized as of January 1, 2011 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of January 1, 2011 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended March 31, 2011 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities under construction	$—	$—	$—	(766)
Company share of unconsolidated entities	2,012	140	752	(1,256)
Minority share of consolidated real estate entity	(482)	(3)	(231)	(44)
Corporate property management expenses	—	—	(2,565)	—
Corporate apartments and other	(1,644)	(60)	(1,545)	—

	$(114)	$77	$(3,589)	(2,066)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended March 31, 2011:

	Rental and Other Revenues	Property Operating & Maintenance Expenses (ex. Deprec. and Amort.)	Property Net Operating Income (NOI)	Percentage of Total NOI	Apartment Units / Commercial Sq. Ft.
Atlanta	$19,802	$8,217	$11,585	26.2%	5,804
Washington DC	12,910	3,997	8,913	20.1%	2,395
Dallas	14,047	6,324	7,723	17.5%	4,500
Tampa	7,922	2,954	4,968	11.2%	2,111
Charlotte	4,267	1,600	2,667	6.0%	1,388
New York	2,928	1,319	1,609	3.6%	293
Houston	2,964	1,337	1,627	3.7%	837
Orlando	2,479	981	1,498	3.4%	598
Austin	2,363	1,055	1,308	3.0%	637
Commercial	3,596	1,244	2,352	5.3%	—

Total	$73,278	$29,028	$44,250	100.0%	18,563

Approximate commercial Sq. Ft.					700,000

4)	The “As Adjusted” amount represents the CIP balance per the Company’s balance sheet consisting of the following:

Post Carlyle Square™ - Phase II	$24,744
Post South Lamar™	5,571
Post Midtown Square® - Phase III	3,673
The Four Seasons Residences - retail component	721

$34,709

5)

The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets, as the Company’s respective share of net operating income of such investments is included in the adjusted net operating income reflected above.

6)

The “As of March 31, 2011” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The adjustment reflects a reduction for the minority interest portion of the consolidated mortgage debt of a consolidated joint venture community. Likewise, only the Company’s majority share of that community is included in the adjusted net operating income reflected above.

8)

The “As of March 31, 2011” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $6,952, offset by the addition of noncontrolling interests of consolidated real estate entities of $51.

9)

The “As of March 31, 2011” amount represents total liabilities of unconsolidated apartment entities. The adjustments represent a reduction for the venture partner’s respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

Supplemental Financial Data	18 | Page

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, non-cash debt extinguishment gains and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income (loss)” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

Average Economic Occupancy - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Supplemental Financial Data	19 | Page

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended
	March 31, 2011	March 31, 2010	December 31, 2010
Total same store NOI	$37,950	$35,170	$38,511
Property NOI from other operating segments	2,748	199	2,526

Consolidated property NOI	40,698	35,369	41,037

Add (subtract):
Interest income	92	169	86
Other revenues	216	283	218
Depreciation	(18,752)	(18,471)	(18,760)
Interest expense	(14,475)	(12,613)	(15,793)
Amortization of deferred financing costs	(647)	(833)	(890)
General and administrative	(4,116)	(4,676)	(3,873)
Investment and development	(478)	(602)	(566)
Other investment costs	(494)	(669)	(589)
Gains on condominium sales activities, net	744	948	3,842
Equity in income of unconsolidated real estate entities, net	209	123	185
Other income (expense), net	16	(155)	(603)

Net income (loss)	$3,013	$(1,127)	$4,294

Supplemental Financial Data	20 | Page

Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q1 ‘11 vs. Q1 ‘10 % Change	Q1 ‘11 vs. Q4 ‘10 % Change	Q1 ‘11 % Same Store NOI
	March 31, 2011	March 31, 2010	December 31, 2010
Rental and other revenues
Atlanta	$18,513	$17,879	$18,236	3.5%	1.5%
Washington, D.C.	10,412	10,085	10,408	3.2%	0.0%
Dallas	12,042	11,532	11,739	4.4%	2.6%
Tampa	7,922	7,721	7,768	2.6%	2.0%
Charlotte	4,267	4,156	4,211	2.7%	1.3%
New York	3,413	3,282	3,452	4.0%	(1.1)%
Houston	2,964	2,855	2,906	3.8%	2.0%
Orlando	2,479	2,339	2,433	6.0%	1.9%
Austin	1,225	1,194	1,181	2.6%	3.7%

Total rental and other revenues	63,237	61,043	62,334	3.6%	1.4%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	7,822	7,840	7,240	(0.2)%	8.0%
Washington, D.C.	3,242	3,833	3,383	(15.4)%	(4.2)%
Dallas	5,266	5,212	4,856	1.0%	8.4%
Tampa	2,954	3,042	2,733	(2.9)%	8.1%
Charlotte	1,600	1,667	1,553	(4.0)%	3.0%
New York	1,550	1,484	1,545	4.4%	0.3%
Houston	1,337	1,230	1,142	8.7%	17.1%
Orlando	981	1,044	883	(6.0)%	11.1%
Austin	535	521	488	2.7%	9.6%

Total	25,287	25,873	23,823	(2.3)%	6.1%

Net operating income
Atlanta	10,691	10,039	10,996	6.5%	(2.8)%	28.2%
Washington, D.C.	7,170	6,252	7,025	14.7%	2.1%	18.9%
Dallas	6,776	6,320	6,883	7.2%	(1.6)%	17.9%
Tampa	4,968	4,679	5,035	6.2%	(1.3)%	13.1%
Charlotte	2,667	2,489	2,658	7.2%	0.3%	7.0%
New York	1,863	1,798	1,907	3.6%	(2.3)%	4.9%
Houston	1,627	1,625	1,764	0.1%	(7.8)%	4.3%
Orlando	1,498	1,295	1,550	15.7%	(3.4)%	3.9%
Austin	690	673	693	2.5%	(0.4)%	1.8%

Total same store NOI	$37,950	$35,170	$38,511	7.9%	(1.5)%	100.0%

Average rental rate per unit
Atlanta	$1,092	$1,065	$1,085	2.5%	0.7%
Washington, D.C.	1,830	1,773	1,826	3.2%	0.2%
Dallas	1,045	1,027	1,035	1.8%	1.0%
Tampa	1,205	1,173	1,197	2.7%	0.7%
Charlotte	1,018	1,016	1,008	0.2%	1.0%
New York	3,672	3,586	3,660	2.4%	0.3%
Houston	1,174	1,190	1,172	(1.3)%	0.2%
Orlando	1,336	1,280	1,322	4.4%	1.0%
Austin	1,301	1,274	1,294	2.1%	0.5%
Total average rental rate per unit	1,243	1,215	1,235	2.3%	0.7%

Supplemental Financial Data	21 | Page

Table 3 - Operating Community Table

	Year Completed/ Year of		Avg. Unit	Q1 2011 Avg. Monthly Rent		Q1 2011 Average
Market / Submarket / Community	Substantial Rennovations	No. of Units	Size (Sq. Ft.)	Per Unit	Per Sq. Ft.	Economic Occ.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,016	$1,473	$1.45	97.0%
Post Brookhaven®	1990-1992	735	933	915	0.98	97.3%
Post Chastain®	1990/2008	558	866	1,038	1.20	94.5%
Post Collier Hills® (1)(2)	1997	396	948	977	1.03	97.2%
Post Gardens®	1998	397	1,039	1,119	1.08	95.8%
Post Glen® (2)	1997	314	1,076	1,086	1.01	98.1%
Post Lindbergh® (1)(2)	1998	396	910	1,003	1.10	97.5%
Post Peachtree Hills®	1992-1994/2009	300	978	1,153	1.18	95.9%
Post StratfordTM	2000	250	999	1,093	1.09	94.7%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,012	0.98	95.5%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,073	1.07	94.2%

Midtown
Post BiltmoreTM (1)(2)	2002	276	766	1,153	1.51	95.9%
Post ParksideTM (2)	2000	188	885	1,282	1.45	93.6%
Post Renaissance®	1992-1994	342	908	974	1.07	94.9%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	961	0.93	97.1%
Post Riverside®	1998	522	1,062	1,343	1.26	98.0%
Post SpringTM (2)	2000	452	977	942	0.96	96.3%

Dallas
North Dallas
Post Addison CircleTM (2)	1998-2000	1,334	846	945	1.12	94.5%
Post EastsideTM	2008	435	910	1,051	1.15	89.4%
Post Legacy (2)	2000	384	810	920	1.14	97.3%
Post Sierra at Frisco Bridges™	2009	268	896	1,034	1.15	93.5%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	1,708	1.40	94.6%
Post Cole’s CornerTM	1998	186	799	1,031	1.29	95.6%
Post GalleryTM	1999	34	2,307	2,945	1.28	77.7%
Post HeightsTM	1998-1999/2009	368	845	1,195	1.41	92.5%
Post MeridianTM	1991	133	780	1,111	1.42	94.1%
Post SquareTM	1996	218	863	1,145	1.33	96.2%
Post Uptown VillageTM	1995-2000	496	735	926	1.26	96.1%
Post VineyardTM	1996	116	733	993	1.35	97.3%
Post VintageTM	1993	160	750	1,007	1.34	96.2%
Post WorthingtonTM (2)	1993/2008	334	820	1,294	1.58	91.1%

Supplemental Financial Data	22 | Page

Table 3 (con’t) - Operating Community Table

	Year Completed/ Year of		Avg. Unit	Q1 2011 Avg. Monthly Rent		Q1 2011 Average
Market / Submarket / Community	Substantial Rennovations	No. of Units	Size (Sq. Ft.)	Per Unit	Per Sq. Ft.	Economic Occ.
Austin
Post Barton Creek™	1998	160	1,162	$1,416	$1.22	96.5%
Post Park Mesa™	1992	148	1,091	1,176	1.08	96.2%
Post West Austin™	2009	329	889	1,278	1.44	93.0%

Houston
Post Midtown Square®	1999-2000	529	759	1,077	1.42	95.7%
Post Rice LoftsTM	1998	308	906	1,340	1.48	96.0%

Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,231	1.22	93.9%
Post Harbour PlaceTM	1999-2002	578	920	1,325	1.44	99.0%
Post Hyde Park® (2)	1996-2008	467	1,011	1,277	1.26	98.7%
Post Rocky Point® (2)	1996-1998	916	1,031	1,088	1.06	96.8%

Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,377	1.36	97.3%
Post ParksideTM	1999	248	852	1,279	1.50	97.0%

Charlotte
Post Ballantyne (2)	2004	323	1,252	992	0.79	93.4%
Post Gateway PlaceTM (2)	2000	436	806	950	1.18	93.5%
Post Park at Phillips Place®	1998	402	1,099	1,142	1.04	95.0%
Post Uptown PlaceTM	2000	227	800	965	1.21	98.0%

Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,650	1.68	93.9%
Post Park®	2010	396	975	1,582	1.62	87.0%

Virginia
Post Carlyle Square™	2006	205	861	2,365	2.75	91.9%
Post Corners at Trinity Centre (2)	1996	336	994	1,499	1.51	95.6%
Post Pentagon Row TM	2001	504	853	2,181	2.56	92.7%
Post Tysons Corner TM	1990	499	810	1,607	1.98	95.8%

Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	884	2,874	3.25	97.2%

New York City
Post Luminaria TM (2)(3)	2002	138	721	3,657	5.07	92.5%
Post Toscana TM (2)	2003	199	817	3,682	4.51	92.8%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	The Company owns a 68% interest in this community.

Supplemental Financial Data	23 | Page

Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Three months ended March 31, 2011
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store	$63,237	$25,287	$37,950	60.0%	40.0%
Partially stabilized (1)	4,780	2,104	2,676	56.0%	44.0%
Corporate apartments	1,704	1,417	287	16.8%	83.2%
Commercial	3,594	1,244	2,350	65.4%	34.6%
Corporate property management expenses (2)	—	2,565	(2,565)

	$73,315	$32,617

Consolidated property NOI (3)			$40,698

Third-party management fees			$212

1)	Partially stabilized communities include Post Eastside™, Post West Austin™, Post Park® and Post Sierra at Frisco Bridges™.
2)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$2,565
Less: Third-party management fees	(212)

Net property management expenses	$2,353

Denominator:
Total rental and other property revenues	$73,315
Less: Corporate apartment revenues	(1,704)

Adjusted property revenues	$71,611

Net property management expenses as a percentage of adjusted property revenues	3.3%

3)	Consolidated property net operating income (“NOI”) is a non-GAAP financial measure. See Table 1 on page 20 for a reconciliation of consolidated property NOI to GAAP net income (loss).

Supplemental Financial Data	24 | Page

Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended March 31,
	2011	2010
Annually recurring capital expenditures by operating segment
Fully stabilized	$2,007	$2,537
Communities stabilized during 2010	22	17
Other segments	98	24

Total annually recurring capital expenditures	$2,127	$2,578

Periodically recurring capital expenditures by operating segment
Fully stabilized	$886	$5,071
Communities stabilized during 2010	31	36
Other segments	375	339

Total periodically recurring capital expenditures (1)	$1,292	$5,446

Total revenue generating capital expenditures	$139	$33

Total property capital expenditures per statements of cash flows	$3,558	$8,057

1)	Includes approximately $4,895 for the three months ended March 31, 2010 of periodically recurring capital expenditures related to the Company’s exterior remediation project that was completed in 2010.

Table 6 - Computation of Interest and Fixed Charge Coverage Ratios

(In thousands)

	Three months ended March 31,
	2011	2010
Net income (loss)	$3,013	$(1,127)
Other non-cash expenses, net	1,260	1,052
Income tax expense	283	280
Gains on sales of real estate assets, net	(744)	(948)
Depreciation expense	18,752	18,471
Depreciation (company share) of assets held in unconsolidated entities	359	354
Interest expense	14,475	12,613
Interest expense (company share) of assets held in unconsolidated entities	854	854
Amortization of deferred financing costs	647	833

Income available for debt service (A)	$38,899	$32,382

Interest expense	$14,475	$12,613
Interest expense (company share) of assets held in unconsolidated entities	854	854

Interest expense for purposes of computation (B)	15,329	13,467
Dividends to preferred shareholders	1,689	1,890

Fixed charges for purposes of computation (C)	$17,018	$15,357

Interest coverage ratio (A÷B)	2.5x	2.4x

Fixed charge coverage ratio (A÷C)	2.3x	2.1x

Supplemental Financial Data	25 | Page

Table 7 - Computation of Debt Ratios

(In thousands)

	As of March 31,
	2011	2010

Total real estate assets per balance sheet	$2,027,500	$2,112,027
Plus:
Company share of real estate assets held in unconsolidated entities	71,210	99,567
Company share of accumulated depreciation - assets held in unconsolidated entities	11,132	9,251
Accumulated depreciation per balance sheet	711,111	643,642

Total undepreciated real estate assets (A)	$2,820,953	$2,864,487

Total debt per balance sheet	$1,036,770	$1,008,551
Plus:
Company share of third party debt held in unconsolidated entities	59,601	123,520

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,096,371	$1,132,071

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	38.9%	39.5%

Total debt per balance sheet	$1,036,770	$1,008,551
Plus:
Company share of third party debt held in unconsolidated entities	59,601	123,520
Preferred shares at liquidation value	43,392	94,068

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,139,763	$1,226,139

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	40.4%	42.8%

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

March 31, 2011
Total Company shareholders’ equity per balance sheet	$936,431
Plus:
Accumulated depreciation, per balance sheet	711,111
Noncontrolling interest of common unitholders in Operating Partnership, per balance sheet	6,695
Less:
Deferred charges, net, per balance sheet	(11,443)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$1,599,402

Total common shares and units (B)	49,958

Company undepreciated book value per share (A÷B)	$32.01

Supplemental Financial Data	26 | Page